INDUCEMENT AGREEMENT               EXECUTION COPY


               This INDUCEMENT AGREEMENT made as of the 19th day of January 1995, by and among David Greenberg ("David"), Joan Greenberg ("Joan"), and Herb Greenberg ("Herb") (collectively, the "Greenbergs"), Rocky Mount Undergarment Co., Inc. ("Rocky Mount" or the "Company") and Paul Sutton ("Sutton").

               WHEREAS, Rocky Mount has offered to sell a majority of the outstanding and issued shares of the Company's Common Stock to Sutton in exchange for cash and certain assurances of financial support to the Company, all in order to permit the Company to continue its business operations;

               WHEREAS, the Greenbergs desire to induce Sutton to enter into an Agreement to purchase 4,250,000 shares of the Common Stock, par value $.0001 (the "Shares") from Rocky Mount, on the terms set forth in the Company's proposed stock purchase agreement (the "Stock Purchase Agreement") a copy of which is annexed hereto;

               WHEREAS, Sutton has advised the Greenbergs that he will not enter into the Stock Purchase Agreement with the Company, without certain inducements from the Greenbergs; and

               WHEREAS, the Greenbergs are willing to provide certain inducements to Sutton, subject to Rocky Mount's agreement with, and acquiescence in the terms and conditions hereof.

               NOW, THEREFORE, the parties hereto do hereby agree and follows:




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               1.   Representations and Warranties of the Greenbergs.

               The Greenbergs represent and warrant to Sutton that the representations of the Company concerning the business and financial condition of the Company, all as made in the Stock Purchase Agreement dated January 19, 1995 between Rocky Mount and Sutton are true and correct to the best of their knowledge, information and belief.

               2.   Representations of Warranties of Sutton.

               Sutton represents and warrants to the Greenbergs

               (a) That he is financially able to perform all of his obligations in accordance with the terms and provisions of the Stock Purchase Agreement.

               (b) That there is no legal impediment or restriction known to him which precludes or interferes with the performance of his obligations in accordance with the terms and provisions of the Stock Purchase Agreement, or his becoming and serving as an officer and director of a publicly-owned company in the United States, trading in the securities of which are regulated by the Securities and Exchange Commission ("SEC"); and

               (c) That he has made all disclosures required to be made concerning the transaction, and Sutton's business, professional and financial background, and his sources(s) of funds for the Stock Purchase Agreement to Rocky Mount for the filing by Rocky Mount or Sutton of appropriate filings with the SEC.



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               3.   Arms-Length Agreement -- Adequacy of Consideration --
                    Indemnification.

               (a) Rocky Mount represents and warrants to Sutton and to the Greenbergs that, to the best of its knowledge and information, the Stock Purchase Agreement (i) has been negotiated on an arms length basis between Rocky Mount and Sutton and (ii) that the consideration being paid by Sutton for the 4,250,000 shares is fair and sufficient, under all of the business and financial circumstances presently prevailing at Rocky Mount.

               (b) The Greenbergs represent and warrant to Sutton that, to the best of their knowledge and information the Stock Purchase Agreement
          (i) has been negotiated on an arms length basis between Rocky Mount and Sutton and (ii) that the consideration being paid by Sutton for the 4,250,000 shares is fair and sufficient, under all of the business and financial circumstances presently prevailing of Rocky Mount.

               (c) Sutton represents and warrants to the Company, and to the Greenbergs, that there are no undisclosed transactions or considerations from him to the Company, or from the Company to him, which have been involved in his making and entering into of the Stock Purchase Agreement.

              (d) In the event that any stockholder of the Company other than persons who are officers and directors of the Company, or who are associated with affiliates of Sutton (the "Excluded Persons") individually or a member of any class or putative class, shall assert any Claim or complaint about the terms or conditions of the

          Stock Purchase Agreement, the Company and the Greenbergs do hereby agree to indemnify and hold Sutton harmless with respect to any such complaint to the following extent:

               (i) The Company shall be primarily charged with defending against any such claim, and the Company shall pay and/or reimburse Sutton for any and all costs and expenses, including reasonable attorneys fees, incurred in connection with his legal defenses against any such claim or complaint.

               (ii) If Sutton, as a consequence of any legal judgment entered against him or any negotiated compromise entered into by him with any such claimant or complainant in full and final resolution thereof is required to forego, abandon or return to the Company any portion of the Shares of the Company's Common Stock being acquired by him pursuant to the Stock Purchase Agreement (the "Foregone Shares"), then the Greenbergs shall, each in proportion to their ownership of Shares as set forth on Schedule A hereof transfer to Sutton, without further consideration from him, that number of Shares which is equal to the number of Foregone Shares multiplied by a fraction, the denominator of which shall be the total Shares held by all shareholders other than Sutton, and the numerator of which shall be the total shares owned by each of the Greenbergs. For example, if all shareholders other than Sutton own 4,000,000 Rocky Mount Shares, and David Greenberg owns 1,000,000 Rocky Mount Shares, then David shall be responsible to transfer to Sutton 1/4 of any Foregone Shares.

               4.    Non-Qualified Options.

                (a) The Company has separately agreed in Section 4 (c) of certain Consulting Agreements to grant to the Greenbergs an aggregate of 1,100,000 Non-Qualified Options to purchase additional Shares
          (the "Option Shares"), which options are exercisable for five (5) years replacing options formerly held by them as Employees. Sutton has advised the Greenbergs that he would not be interested in entering into any transaction with Rocky Mount, unless he could be assured of retaining majority control of the Company. Accordingly, the Greenbergs shall and hereby do agree that if on or before October 1, 1997 they exercise any of such stock options, they will promptly so notify Sutton and offer him in writing the opportunity within thirty (30) days thereafter to purchase one-half of any Option Shares so acquired by them at the same Option Price, as was applicable to the Greenbergs. Notwithstanding the foregoing, Sutton shall not acquire any Option Shares from Joan, provided that at least 50% of the Option Shares are available from David and Herb.

               5. Cross-Option. In the event prior to October 1, 1997, Sutton desires to sell all or any portion of his Shares in the Company, he shall so notify the Greenbergs and after them the first opportunity, within thirty (30) days from such notification, to purchase the Shares from him at the then prevailing market price. Should Sutton fail or refuse to abide by this provision, then Sutton's right to acquire




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          the Option Shares shall terminate and be of no further force and
          effort.In any event Sutton's right to purchase the Option Shares shall terminate on October 1, 1997.

               6. Arbitration. Any disputes arising under this Agreement shall be resolved by arbitration under the rules of the American Arbitration Association, and judgment on any award rendered may be entered in any court having competent jurisdiction. The place of arbitration shall be the office of the American Arbitration Association in or nearest to Roslyn Heights, New York.

               7. No Assignment. This Agreement shall be binding upon the parties hereto, their legal representatives, heirs, successors and assigns, and neither party may assign this Agreement without the prior written consent of the other party.

               8. No Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or such term, covenant or condition, nor shall any waiver or relinquishment of such right or power constitute a waiver or relinquishment at any other term or terms.

               9. Notices. Any notices required or permitted to be given hereunder to either party shall be deemed given if delivered or sent by registered or certified mail, return receipt requested, to such party at his or its address as hereinabove set forth, or to such other address as such party may designate by notice similarly given. If any notice is sent to the Company, it shall be sent to the attention of the President, with a separate copy to Blodnick Abramowitz & Blodnick.


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               10. Expenses. Each party shall pay its own expenses in connection with the preparation, review and execution of this Agreement.

               11. Headings. Section headings are used hereinfor convenience only and shall not affect the meaning of any provision hereof.

               12. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

               13. Remedies. In addition to any other rights or remedies the parties may have under this Agreement or applicable law, the parties shall have the right to enforce the terms of this Agreement by specific performance or other equitable remedies.

               14. Entire Agreement. This instrument contains the entire agreement among the parties relating to the subject matter hereof.


                                             DAVID GREENBERG
                                             ----------------------------------
                                             David Greenberg


                                             JOAN GREENBERG
                                             ----------------------------------
                                             Joan Greenberg


                                             HERB GREENBERG
                                             ----------------------------------
                                             Herb Greenberg




     Accepted and Agreed:
     Rocky Mount Undergarment Co., Inc.

               Joseph Pascal
     By --------------------------------


     -----------------------------------
     Paul Sutton

                     AMENDMENT TO THE INDUCEMENT AGREEMENT



             WHEREAS, PAUL SUTTON, residing in Monte Carlo ("Sutton") has the right to purchase 4,250,000 shares of the common stock of ROCKY MOUNT UNDERGARMENT CO., INC., a Delaware corporation ("Rocky Mount" or the "Company") (the "Sutton Stock"), pursuant to that certain STOCK PURCHASE AGREEMENT dated as of the 19th day of January, 1995 (the "Stock Purchase Agreement") between Rocky Mount and Sutton;
        and

             WHEREAS, Sutton has at all times during the course of dealings with respect to the Sutton Stock, been acting on behalf of, and as an agent for, LMA Ltd., a corporation organized under the laws of the Isle of Man, whose address is:

             LMA Ltd., Ballarose, Hillbury Green, Douglas,
             Isle of Man, British Isles IM26DE.

             WHEREAS,, DAVID GREENBERG, JOAN GREENBERG, AND HERB GREENBERG (collectively, the "Greenbergs"), Sutton and Rocky Mount have
        entered  into  an  INDUCEMENT  AGREEMENT   ("Inducement   Agreement")
        relating to the matters set forth in the Stock Purchase Agreement;

             NOW, THEREFORE, the parties do hereby agree that:

             The Inducement Agreement shall be and hereby is amended to provide that LMA Ltd. shall have all of the rights, benefits and responsibilities of Sutton as set forth in the Inducement Agreement, as if the Inducement Agreement were initially made with LMA Ltd.

             Notwithstanding the foregoing, there shall be no release of Sutton with respect to his obligations under the Inducement Agreement.




                                             DAVID GREENBERG
                                             ----------------------------------
                                             David Greenberg


                                             JOAN GREENBERG
                                             ----------------------------------
                                             Joan Greenberg


                                             HERB GREENBERG
                                             ----------------------------------
                                             Herb Greenberg




     Accepted and Agreed:
     ROCKY MOUNT UNDERGARMENT CO., INC.

               Joseph Pascal
     By --------------------------------


     -----------------------------------
     PAUL SUTTON

     LMA LTD.

     By --------------------------------
          Authorized Signatory